Agreement

This Agreement are hereby entered to by the following parties:

•	Hua Mei Investments Limited (Party A)

•	Greater China International Investment Limited (Party B)

Whereas:

Party A previously made a loan to Party B in the amount of $2,385,425.24 in HKD. Now through consultations on an equal footing, both parties have reached the following agreements with regard to the loan:

I.	Party A agrees that Party B does not need to repay the above-mentioned loan of $2,385,425.24 in HKD, and Party A completely abandons its right of recourse to demand the loan repayment.

II.	Both parties agree that the loan amount shall be converted into the capital reserve.

III.	This Agreement will be effective upon signing by the directors of both parties.

IV.	This Agreement is executed on September 25, 2012.

Signed by a director of each party:

Hua Mei Investments Limited (Party A, Company Seal)
By:	/s/ Xingping Hou
Hou, Xingping

Greater China International Investment Limited (Party B, Company Seal)
By:	/s/ Zhihao Zhang
Zhang, Zhihao Sabio